SPECIAL POWER OF ATTORNEY
The undersigned hereby constitutes and appoints each of Alicia Prather, Alicia Myara, Michael Passaretti and Melissa Balderman signing singly, the undersigneds true and lawful attorney-in-fact to:
(1)prepare, execute in the undersigneds name and on the undersigneds behalf, and submit to the U.S. Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;
(2)execute for and on behalf of the undersigned, in the undersigneds capacity as an officer of the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Forms
3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and related rules and any other forms or reports the undersigned may be required to file in connection with the undersigneds ownership, acquisition, or disposition of securities of Freddie Mac;
(3)do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, complete and execute any amendment or amendments thereto, and timely file such form or report with Freddie Mac and the SEC and any stock exchange or similar authority; and
(4)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Special Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Special Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Freddie Mac assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
This Special Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by Freddie Mac, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Special Power of Attorney to be executed as of this 20th day of March 2023.

/s/ Sonu Mittal
Signature
Sonu Mittal
Print Name
Please sign this form and return it to Michael Passaretti at
michael_passaretti@freddiemac.com.